Exhibit 99.1

iHeartCommunications, Inc. Announces Proposed Private

Offering of $250.0 Million of Additional Priority Guarantee Notes due 2022

San Antonio, September 22, 2014 — iHeartCommunications, Inc. (formerly known as Clear Channel Communications, Inc.) (“iHeart”) announced today that it intends to offer, subject to market and customary conditions, $250.0 million in aggregate principal amount of Priority Guarantee Notes due 2022 (the “New Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes will be issued as “additional notes” under the indenture governing iHeart’s outstanding Priority Guarantee Notes due 2022 that were issued on September 10, 2014.

The New Notes will be fully and unconditionally guaranteed on a senior secured basis by iHeart’s parent, iHeartMedia Capital I, LLC, and all of iHeart’s existing and future material wholly-owned domestic restricted subsidiaries. The New Notes and the related guarantees will be secured by (1) a lien on (a) the capital stock of iHeart and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing iHeart’s legacy notes), in each case equal in priority to the liens securing the obligations under iHeart’s senior secured credit facilities and existing priority guarantee notes and (2) a lien on the accounts receivable and related assets securing iHeart’s receivables based credit facility junior in priority to the lien securing iHeart’s obligations thereunder.

iHeart intends to use the net proceeds from this offering to prepay at par $243.5 million aggregate amount of its term loan B facility and $4.0 million aggregate amount of its term loan C—asset sale facility, and to pay accrued and unpaid interest with regard to such loans to, but not including, the date of prepayment.

The New Notes and the related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The New Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the New Notes or any other securities. The New Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the New Notes will be made only by means of a private offering circular.

Forward-Looking Statements

This press release contains forward-looking statements based on current iHeart management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, whether or not iHeart will consummate the offering, and if it does, the terms of the New Notes and the size, timing and use of proceeds of the offering. Many of the factors that will determine the outcome of the subject matter of this press release are beyond iHeart’s ability to control or predict. iHeart undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements as a result of new information, future events or otherwise.

About iHeartCommunications

iHeartCommunications, Inc. is one of the leading global media and entertainment companies. The company specializes in radio, digital, outdoor, mobile, social, live events, on-demand entertainment and information services for local communities, and uses its unparalleled national reach to target both nationally and locally on behalf of its advertising partners. The company is dedicated to using the latest technology solutions to transform the company’s products and services for the benefit of its consumers, communities, partners and advertisers, and its outdoor business reaches over 40 countries across five continents, connecting people to brands using innovative new technology.

Media:

Wendy Goldberg

Executive Vice President, Communications

(212) 377-1105

Investors:

Effie Epstein

Vice President, Planning and Investor Relations

(212) 377-1116

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